Exhibit 99.3

DECISIONPOINT SYSTEMS, INC.

UNAUDITED PRO FORMA condensed CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of ExtenData Solutions, LLC

On December 4, 2020, DecisionPoint Systems, Inc. (the “Company”) entered into a Membership Unit Purchase Agreement (the “Purchase Agreement”) and concurrently therewith closed upon the acquisition of all of the issued and outstanding membership interests of ExtenData Solutions, LLC (“ExtenData”). As a result of the acquisition, ExtenData became a wholly owned subsidiary of the Company (the “Acquisition”). ExtenData is focused on enterprise mobility solutions and provides software product development, mobile computing, identification and tracking solutions, and wireless tracking solutions.

The purchase price for the acquisition was cash of $4,250,000, subject to certain adjustments such as potential deductions for indebtedness and other transaction related expenses and bonuses. In addition, subject to the financial performance of ExtenData in each of the two years following closing, the Company may pay the sellers a total of up to an additional $750,000 in earn out payments. Of the purchase price, $500,000 was delivered into escrow at the closing to, among other things, cover any losses for which the sellers may be obligated to indemnify the Company. The Purchase Agreement imposes additional obligations on the parties, including restrictive covenants that are applicable to the sellers.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and ExtenData, and have been adjusted to reflect the Acquisition. The Acquisition was accounted for using the acquisition method of accounting with the Company identified as the acquirer. Under the acquisition method of accounting, the Company recorded assets acquired and liabilities assumed at their respective acquisition date fair values on the acquisition date. Certain of ExtenData’s historical amounts have been reclassified to conform to DecisionPoint’s financial statement presentation. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Acquisition as if it had been completed on September 30, 2020. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the Acquisition as if it had been completed on January 1, 2019.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of our results of operations or financial position had the Acquisition occurred on the dates assumed and does not project our results of operations or financial position for any future period or date.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements. In addition, the unaudited pro forma condensed consolidated financial information was based on and should be read in conjunction with the following historical financial statements and accompanying notes:

•	Audited consolidated financial statements of the Company as of and for the year ended December 31, 2019, and the related notes included in the Company’s Amendment No. 4 to Form S-1; and

•	Unaudited consolidated financial statements of the Company as of and for the three and nine months ended September 30, 2020, and the related notes included in the Company’s Amendment No. 4 to Form S-1.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. In management’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. These adjustments are directly attributable to the Acquisition, factually supportable and, with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results of DecisionPoint and ExtenData following the Acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	DecisionPoint Systems, Inc.	ExtenData Solutions, LLC	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$3,683	$1,457	$(4,250	)(a)	$890
Accounts receivable, net	8,824	1,278	-		10,102
Inventory, net	940	-	-		940
Deferred costs	1,840	-	-		1,840
Prepaid expenses and other current assets	296	29	-		325
Total current assets	15,583	2,764	(4,250)		14,097
Operating lease right-of-use assets	422	-	223	(e)	645
Property and equipment, net	234	543	-		777
Deferred costs, net of current portion	1,330	-			1,330
Deferred tax assets	1,889	-			1,889
Intangible assets, net	1,890	-	3,479	(d)	5,369
Goodwill	6,990	-	676	(c)	7,666
Other assets, net	13	-	-		13
Total assets	$28,351	$3,307	$128		$31,786
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,004	$1,388	$-		$8,392
Accrued expenses and other current liabilities	1,994	164	(10	)(e)	2,148
Deferred revenue	3,606	497	-		4,103
Current portion of debt	1,157	413	-		1,570
Due to related parties	108	-	-		108
Current portion of operating lease liabilities	150	-	107	(e)	257
Total current liabilities	14,019	2,462	97		16,578
Deferred revenue, net of current portion	2,146	-	-		2,146
Long-term debt, net of current portion	656	-	-		656
Noncurrent portion of operating lease liabilities	280	-	126	(e)	406
Contingent earnout liabilities	-	-	750	(b)	750
Total liabilities	17,101	2,462	973		20,536
Commitments and contingencies
Stockholders’ equity:					-
Preferred stock	-	-	-		-
Common stock	14	-	-		14
Additional paid-in capital	38,215	-	-		38,215
Members’ equity	-	845	(845	)(f)	-
Accumulated deficit	(26,979)	-	-		(26,979)
Total stockholders’ equity	11,250	845	(845)		11,250
Total liabilities and stockholders’ equity	$28,351	$3,307	$128		$31,786

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except per share data)

	DecisionPoint Systems, Inc.	ExtenData Solutions, LLC	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
Net sales	$45,059	$9,464	-		$54,523
Cost of sales:					-
Product	28,576	5,008	-		33,584
Service	6,152	1,158	-		7,310
Cost of sales	34,728	6,166	-		40,894
Gross profit	10,331	3,298	-		13,629
Operating expenses:					-
Sales and marketing expenses	4,001	1,238	62	(g)	5,301
General and administrative expenses	3,232	1,457	334	(d)(g)	5,023
Total operating expenses	7,233	2,695	396		10,324
Operating income	3,098	603	(396)		3,305
Interest expense	232	-	-		232
Other expense	(212)	-	-		(212)
Income before income taxes	3,078	603	(396)		3,285
Income tax expense	817	-	53	(h)	870
Net income	$2,261	$603	$(449)		$2,415
Earnings per share:
Basic	$0.17		(i)		$0.18
Diluted	$0.14		(i)		$0.15
Weighted average common shares outstanding
Basic	13,576				13,576
Diluted	15,642				15,642

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share data)

	DecisionPoint Systems, Inc.	ExtenData Solutions, LLC	Pro Forma Adjustments		DecisionPoint Systems, Inc. Pro Forma
Net sales	$43,889	$12,459	-		$56,348
Cost of sales:					-
Product	25,866	7,801	-		33,667
Service	7,267	290	-		7,557
Cost of sales	33,133	8,091	-		41,224
Gross profit	10,756	4,368	-		15,124
Operating expenses:					-
Sales and marketing expenses	4,907	1,705	82	(g)	6,694
General and administrative expenses	3,999	1,815	446	(d)(g)	6,260
Total operating expenses	8,906	3,520	528		12,954
Operating income	1,850	848	(528)		2,170
Interest expense	649	-	-		649
Income before income taxes	1,201	848	(528)		1,521
Income tax expense (benefit)	310	-	83	(h)	393
Net income	$891	$848	$(611)		$1,128
Earnings per share:
Basic	$0.07		(i)		$0.08
Diluted	$0.06		(i)		$0.07
Weighted average common shares outstanding
Basic	13,415				13,415
Diluted	15,341				15,341

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on DecisionPoint’s and ExtenData’s historical consolidated financial statements as adjusted to give effect to the Acquisition. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to the acquisition as if it had occurred on January 1, 2019. The unaudited pro forma consolidated balance sheet as of September 30, 2020 gives effect to the Acquisition as if it had occurred on September 30, 2020.

Note 2: Preliminary Purchase Price Allocation

The Acquisition was accounted for using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations.

The purchase price for the Acquisition was cash of $4,250,000, subject to certain adjustments such as potential deductions for indebtedness and other transaction related expenses and bonuses. In addition, subject to the financial performance of ExtenData in each of the two years following closing, the Company may pay the sellers a total of up to an additional $750,000 in earn out payments.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of ExtenData’s assets acquired and liabilities assumed as of the date of the transaction, resulting from the finalization of the Company’s detailed valuation analysis.

The preliminary purchase price allocation of ExtenData as of September 30, 2020 is as follows (in thousands):

Preliminary Purchase Price Allocation
Cash and cash equivalents	$1,457
Accounts receivable, net	1,278
Prepaid expenses and other current assets	29
Property and equipment, net	543
Intangible assets	3,479
Accounts payable	(1,388)
Accrued expenses and other current liabilities	(164)
Deferred revenue	(497)
Current portion of debt	(413)
Identifiable net assets acquired	4,324
Goodwill	676
Total consideration	$5,000

Note 3: Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated financial statements:

(a)	Reflects the cash consideration for the acquisition.
(b)	Reflects the estimated contingent earn out consideration as described in Note 2.
(c)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the estimated fair value of ExtenData’s identifiable assets and liabilities assumed in Note 2.
(d)	Reflects the estimated fair value for the identifiable assets which represents customer lists and relationships amortized over an average estimated expected life of 12 years. For the nine months ended September 30, 2020 and the year ended December 31, 2019, pro forma adjustments for amortization expense are $217,000 and $290,000, respectively.
(e)	Reflects the recognition of operating lease right-of-use assets and operating lease liabilities in connection with ExtenData’s adoption of ASC 842.
(f)	Reflects the elimination of members’ equity.
(g)	Reflects an increase in compensation expense in connection with the Acquisition in result of the status change from LLC to Corporation. For the nine months ended September 30, 2020 and the year ended December 31, 2019, pro forma adjustments to reflect the increase in compensation expense are $117,000 and $156,000, respectively.
(h)	Reflects estimated income tax expense based on the Company’s annual effective tax rate.
(i)	Reflects changes in earnings per share in result of the Acquisition and pro forma adjustments.